UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Accenture SCA
(Name of Registrant As Specified In Its Charter)

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ACCENTURE SCA

Notice of Annual General Meeting of Shareholders

to be held on November 15, 2010

The shareholders of Accenture SCA, a Luxembourg partnership limited by shares (société en commandite par actions) registered with the Luxembourg Trade and Companies Register under the number B 79874, with registered and principal executive offices at 46A, avenue J.F. Kennedy L-1855 Luxembourg (“Accenture SCA” or the “Company”), are cordially invited to attend the

ANNUAL GENERAL MEETING

which will be held on November 15, 2010, at 12:00 noon, local time, at the offices of Allen & Overy Luxembourg at 33 avenue J.F. Kennedy L-1855 Luxembourg (the “Annual General Meeting”) split into an extraordinary and an ordinary part having the following agenda:

One extraordinary item:

1.	Amendment to article 24 of the Company’s articles of association to fix the ratio used for determination of the redemption price or number of shares of Accenture plc Class A ordinary shares to be issued for the redemption of Class I common shares from the Limited Shareholders (as defined in the Company’s articles of association) so the definition of Valuation Ratio in said article 24 reads as follows:

“The “Valuation Ratio” at any time shall equal 1.00, provided that the Valuation Ratio shall be subject to adjustment from time to time pursuant to the following provisions of this Article 24.

If Accenture plc:

(i)	pays a dividend or makes a distribution on its Accenture plc Class A Ordinary Shares in Accenture plc Class A Ordinary Shares,

(ii)	subdivides its outstanding Accenture plc Class A Ordinary Shares into a greater number of shares,

(iii)	combines its outstanding Accenture plc Class A Ordinary Shares into a smaller number of shares,

(iv)	makes a distribution on its Accenture plc Class A Ordinary Shares in shares of its share capital other than Accenture plc Class A Ordinary Shares or

(v)	issues by reclassification of its Accenture plc Class A Ordinary Shares any shares of its share capital,

then the Valuation Ratio in effect immediately prior to such action shall be adjusted so that the holder of Class I Common Shares thereafter redeemed may receive the redemption price or number of shares of share capital of Accenture plc, as the case may be, which it would have owned immediately following such action if it had redeemed immediately prior to such action (after taking into account any corresponding action taken by the Company).

In the event of any business combination, amalgamation, restructuring, recapitalization or other extraordinary transaction directly or indirectly involving Accenture plc or any of its securities or assets as a result of which the holders of Accenture plc Class A Ordinary Shares shall hold voting securities of an entity other than Accenture plc, the terms “Accenture plc Class A Ordinary Shares” and “Accenture plc” shall refer to such voting securities formerly representing or distributed in respect of Accenture plc Class A Ordinary Shares and such entity, respectively.”

Seven ordinary items:

1.	Presentation of (i) the report on the annual accounts issued by Accenture plc, the general partner of Accenture SCA, and (ii) the report of the external auditor (réviseur d’entreprises agréé) of Accenture SCA for the year ended August 31, 2010;

2.	Approval of (i) the balance sheet, (ii) the profit and loss accounts and (iii) the notes to the accounts of Accenture SCA as of and for the year ended August 31, 2010;

3.	Allocation of the results of Accenture SCA as of and for the year ended August 31, 2010, declaration of a cash dividend in a per share amount of USD $0.45 to each holder of a Class I common share of Accenture SCA of record as of October 12, 2010 and authorization to the general partner of Accenture SCA to determine any applicable terms in respect of the payment of the dividend;

4.	Authorization and granting of power to the general partner of Accenture SCA to pay up to EUR 400 million taken from the distributable reserves of Accenture SCA as interim dividends between November 15, 2010 and November 14, 2011 in accordance with the last paragraph of article 19 of Accenture SCA’s articles of association;

5.	Discharge of the duties of the general partner of Accenture SCA in connection with the year ended August 31, 2010;

6.	Re-appointment of KPMG S.à r.l. as the external auditor of Accenture SCA on a stand-alone basis for the year ending August 31, 2011, subject to approval by the Audit Committee of the general partner of Accenture SCA of the engagement of KPMG S.à r.l. as the external auditor of Accenture SCA, in satisfaction of the Luxembourg law requirement that Accenture SCA’s shareholders appoint a supervisory board or external auditor of Accenture SCA’s annual accounts; and

7.	Re-appointment of KPMG LLP as the independent auditor of Accenture SCA on a consolidated basis with its subsidiaries for the year ending August 31, 2011, subject to approval by the Audit Committee of the general partner of Accenture SCA of the engagement of KPMG LLP as the independent auditor of Accenture SCA.

The foregoing items of business are more fully described in the information statement accompanying this notice.

Shareholders may obtain, free of charge, copies of (a) the stand-alone (i) balance sheet, (ii) profit and loss accounts and (iii) notes to the accounts of Accenture SCA for the year ended August 31, 2010, (b) the list of securities held by Accenture SCA, (c) the list of shareholders, if any, who have not fully paid up their shares with an indication of the number of shares and their contact details, (d) the report of the general partner of Accenture SCA, (e) the report of the external auditor and (f) the consolidated accounts of Accenture SCA by making a written request to the general partner of Accenture SCA c/o Accenture, 161 N. Clark Street, Chicago, IL 60601, United States of America, Attention: Secretary or at Accenture SCA’s registered office at 46A, avenue J.F. Kennedy L-1855 in Luxembourg.

The general partner of Accenture SCA has fixed 11:59 p.m., local time in Luxembourg on October 12, 2010 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual General Meeting. This means that only those persons who were registered holders in Luxembourg of Accenture SCA Class I common shares at such time on that date will be entitled to receive notice of the Annual General Meeting and to attend and vote at the Annual General Meeting.

The general partner of Accenture SCA is not asking you for a proxy in connection with the Annual General Meeting and you are requested not to send us a proxy.

Important Notice Regarding the Availability of the Notice of Annual General Meeting of Shareholders and Information Statement for the Annual General Meeting to Be Held on November 15, 2010: The Notice of Annual General Meeting of Shareholders and this Information Statement are available on the Investor Relations section of the Accenture plc website (http://investor.accenture.com).

ACCENTURE PLC,

acting as general partner of Accenture SCA

Dated: October     , 2010

INFORMATION STATEMENT

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

Date, Time and Place

This information statement is provided to the shareholders of Accenture SCA, a Luxembourg partnership limited by shares with registered and principal executive offices at 46A, avenue J.F. Kennedy L-1855 Luxembourg (“Accenture SCA” or the “Company”) and registered with the Luxembourg Trade and Companies Register under the number B 79874, in connection with the annual general meeting of Accenture SCA’s shareholders to be held at 12:00 noon local time on November 15, 2010 (the “Annual General Meeting”). The Annual General Meeting will be held at the offices of Allen & Overy Luxembourg at 33 avenue J.F. Kennedy L-1855 Luxembourg. This information statement is first being sent to shareholders on or about October     , 2010.

Who Can Vote; Votes Per Share

All persons who are registered holders of Accenture SCA Class I common shares at 11:59 p.m., local time in Luxembourg, on October 12, 2010 are shareholders of record for the purposes of the Annual General Meeting and will be entitled to vote at the Annual General Meeting. As of such time, there were outstanding              Class I common shares (which number does not include issued shares held by Accenture SCA and/or its subsidiaries) held by              shareholders of record.              of those outstanding shares were held by Accenture plc, the general partner of Accenture SCA (together with its controlled subsidiaries, “Accenture”). These shareholders of record will be entitled to one vote per Class I common share on all matters submitted to a vote of shareholders, so long as those votes are represented at the Annual General Meeting. Your shares will be represented if you attend and vote at the Annual General Meeting in person or by proxy.

Quorum and Voting Requirements

There are one extraordinary and seven ordinary items to be considered at the Annual General Meeting.

Under Luxembourg law and Accenture SCA’s articles of association, there must be established a quorum of half of Accenture SCA’s outstanding shares represented and voting at the Annual General Meeting for the purpose of approving the extraordinary item. There are no quorum requirements for approving the ordinary items.

In order to be approved, ordinary items being considered require the affirmative vote of a majority of the votes cast. Approval of the extraordinary item being considered requires a two-thirds majority vote of the votes cast. Abstentions will not affect the voting results.

Accenture plc intends to vote all of the shares that it holds in favor of approving each of the items set out in the agenda of the Annual General Meeting. It is anticipated that Accenture plc shall hold at least     % of the aggregate outstanding Accenture SCA Class I common shares as of October 12, 2010 and therefore will have the power, acting by itself, to approve all matters scheduled to be voted upon at the Annual General Meeting.

ITEMS OF BUSINESS FOR THE ANNUAL GENERAL MEETING

The agenda for the Annual General Meeting includes the following items of business:

EXTRAORDINARY ITEM:

Item No. 1—Amendment to definition of “Valuation Ratio” contained in Article 24 of the Company’s Articles of Association

At the Annual General Meeting, the shareholders of Accenture SCA will be asked to vote on an amendment to the definition of “Valuation Ratio” contained in article 24 of the Company’s articles of association to fix the ratio used for determination of the redemption price or number of shares of Accenture plc Class A ordinary shares to be issued for the redemption of Class I common shares from the Limited Shareholders (as defined in the Company’s articles of association). The purpose of the proposed amendment is to permit Accenture plc, the general partner of the Company, to acquire assets, including from third parties or Accenture SCA, and incur liabilities without altering the ratio used for determining the number of Accenture plc Class A ordinary shares delivered in redemption of, or used to calculate the redemption price for, Class I common shares as to which holders (other than Accenture plc) have elected to have redeemed by Accenture SCA. After giving effect to the amendment the ratio shall (except in connection with certain transactions effecting the capital stock of Accenture plc) be one such that one share of Accenture plc shall be delivered in redemption or used to calculate the redemption price for each Class I common share of Accenture SCA.

In connection with this action the definition of “Valuation Ratio” contained in article 24 of the Company’s article of association would be amended so as to read:

“The “Valuation Ratio” at any time shall equal 1.00, provided that the Valuation Ratio shall be subject to adjustment from time to time pursuant to the following provisions of this Article 24.

If Accenture plc:

(i)	pays a dividend or makes a distribution on its Accenture plc Class A Ordinary Shares in Accenture plc Class A Ordinary Shares,

(ii)	subdivides its outstanding Accenture plc Class A Ordinary Shares into a greater number of shares,

(iii)	combines its outstanding Accenture plc Class A Ordinary Shares into a smaller number of shares,

(iv)	makes a distribution on its Accenture plc Class A Ordinary Shares in shares of its share capital other than Accenture plc Class A Ordinary Shares or

(v)	issues by reclassification of its Accenture plc Class A Ordinary Shares any shares of its share capital,

then the Valuation Ratio in effect immediately prior to such action shall be adjusted so that the holder of Class I Common Shares thereafter redeemed may receive the redemption price or number of shares of share capital of Accenture plc, as the case may be, which it would have owned immediately following such action if it had redeemed immediately prior to such action (after taking into account any corresponding action taken by the Company).

In the event of any business combination, amalgamation, restructuring, recapitalization or other extraordinary transaction directly or indirectly involving Accenture plc or any of its securities or assets as a result of which the holders of Accenture plc Class A Ordinary Shares shall hold voting securities of an entity other than Accenture plc, the terms “Accenture plc Class A Ordinary Shares” and “Accenture plc” shall refer to such voting securities formerly representing or distributed in respect of Accenture plc Class A Ordinary Shares and such entity, respectively.”

The changes to the text for the proposed amendment to the articles of association of Accenture SCA is set forth on Annex A to this information statement.

ORDINARY ITEMS:

Item No. 1—Presentation of the Report on Annual Accounts issued by Accenture plc, the general partner of Accenture SCA, and the Report of the External Auditor (réviseur d’entreprises agréé)

At the Annual General Meeting, the shareholders will be presented (i) the report on the annual accounts issued by the general partner of Accenture SCA and (ii) the report of the external auditor (réviseur d’entreprises agréé) of Accenture SCA for the year ended August 31, 2010.

Item No. 2—Approval of the Financial Statements of Accenture SCA as of and for the Year Ended August 31, 2010

At the Annual General Meeting, the shareholders of Accenture SCA will be asked to vote on the approval of the balance sheet, the profit and loss accounts, the notes to the accounts and the allocation of the results of Accenture SCA as of and for the year ended August 31, 2010.

Item No. 3—Allocation of the Results of Accenture SCA as of and for the Year Ended August 31, 2010 and Declaration of a Per Share Cash Dividend of USD $0.45 on Class I Common Shares

At the Annual General Meeting, the shareholders of Accenture SCA will be asked to vote on whether to authorize the payment of a per share cash dividend of USD $0.45 on the Class I common shares to shareholders of record as of October 12, 2010, in the manner provided in Article 5 of Accenture SCA’s articles of association.

Following the allocation of net profits to the payment of any dividend voted on above, the balance of the net profits will be allocated to the distributable reserves of Accenture SCA.

Item No. 4—Authorization and Granting of Power to the General Partner of Accenture SCA to Pay Up To EUR 400 million Taken from the Distributable Reserves of Accenture SCA as Interim Dividends between November 15, 2010 and November 14, 2011 in accordance with the last paragraph of article 19 of Accenture SCA’s articles of association

The last paragraph of article 19 of Accenture SCA’s articles of association states that:

“The General Partner may decide to pay interim dividends under the conditions and within the limits laid down in the Law. According to the provisions of the Law, the General Partner may proceed to the payment of interim dividends not more than two months after the date at which interim accounts have been made up in that respect. The payment of dividends, if fully or partially drawn from distributable reserves, whether or not the premium reserve, requires the prior authorisation of a general meeting of Shareholders. Such authorisation can be given for a specific event and a specific transaction or be a general authorisation and cover a number of transactions or cover a certain period of time.”

Accordingly, the shareholders of Accenture SCA will be asked to vote, at the Annual General Meeting, on whether to authorize and grant power to the general partner of Accenture SCA to pay, in one or several times at the general partner’s sole discretion, up to EUR 400 million taken from the distributable reserves of Accenture SCA as interim dividends between November 15, 2010 and November 14, 2011.

Item No. 5—Discharge of the Duties of the General Partner of Accenture SCA

At the Annual General Meeting, the shareholders of Accenture SCA will be asked to vote on the discharge of the duties of the general partner of Accenture SCA in connection with the year ended August 31, 2010.

Item No. 6—Re-Appointment of KPMG S.à r.l. as External Auditor of Accenture SCA on a Stand-Alone Basis

At the Annual General Meeting, the shareholders of Accenture SCA will be asked to vote on the re-appointment of KPMG S.à r.l. as the external auditor of Accenture SCA on a stand-alone basis for the year ending August 31, 2011, subject to approval by the Audit Committee of the general partner of Accenture SCA of the engagement of KPMG S.à r.l. as the external auditor of Accenture SCA, in satisfaction of the Luxembourg law requirement that Accenture SCA’s shareholders appoint a supervisory board or external auditor of Accenture SCA’s annual accounts.

Item No. 7—Re-Appointment of KPMG LLP as Independent Auditor of Accenture SCA

At the Annual General Meeting, the shareholders of Accenture SCA will be asked to vote on the re-appointment of KPMG LLP as the independent auditor of Accenture SCA on a consolidated basis with its subsidiaries for the year ending August 31, 2011, subject to approval by the Audit Committee of the general partner of Accenture SCA of the engagement of KPMG LLP as the independent auditor of Accenture SCA.

No representative of either KPMG S.à r.l. or KPMG LLP is expected to attend the Annual General Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of More than Five Percent

As of October 1, 2010, the only person known by Accenture SCA to be a beneficial owner of more than 5% of Accenture SCA’s Class I common shares was as follows:

	Class I common shares
Name and Address of Beneficial Owner	shares beneficially owned		% of shares beneficially owned
Accenture plc
1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland	645,213,181	(1)	62%(1)

(1)	In addition, Accenture plc may be deemed to beneficially own 324,285,724 Class I common shares held by Accenture SCA and wholly-owned subsidiaries of Accenture SCA. Under Luxembourg law, shares of Accenture SCA held by Accenture SCA or any of its direct or indirect subsidiaries may not be voted at meetings of the shareholders of Accenture SCA.

Beneficial Ownership of Directors and Executive Officers of Accenture plc

The following table sets forth, as of October 1, 2010, information regarding beneficial ownership of Accenture SCA Class I common shares and Accenture plc Class A ordinary shares and Class X ordinary shares held by (1) each of Accenture plc’s directors, (2) Accenture plc’s chief executive officer, Accenture plc’s chief financial officer and each other person who served as an executive officer of Accenture plc at the end of fiscal 2010 and (3) all of the current directors and executive officers of Accenture plc as a group. To our knowledge, except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares beneficially owned by him or her. For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that such person has the right to acquire within 60 days after October 1, 2010.

	Accenture SCA Class I common shares			Accenture plc Class A ordinary shares			Accenture plc Class X ordinary shares			Percentage of the total number of Class A and Class X ordinary
Name(1)	shares beneficially owned	% shares beneficially owned		shares beneficially owned	% shares beneficially owned		shares beneficially owned	% shares beneficially owned		shares beneficially owned
William D. Green(2)(3)	177,546	*	%	525,397	**	%	177,546	***	%	****	%
Dina Dublon(4)	—	—		82,663	**		—	—		****
Charles Giancarlo	—	—		12,485	**		—	—		****
Dennis F. Hightower	—	—		—	—		—	—		—
Nobuyuki Idei	—	—		12,651	**		—	—		****
William L. Kimsey	—	—		16,456	**		—	—		****
Robert I. Lipp(4)	—	—		209,029	**		—	—		****
Marjorie Magner	—	—		10,166	**		—	—		****
Blythe J. McGarvie(5)	—	—		34,965	**		—	—		****
Mark Moody-Stuart	—	—		52,355	**		—	—		****
Wulf von Schimmelmann	—	—		8,975	**		—	—		****

	Accenture SCA Class I common shares		Accenture plc Class A ordinary shares		Accenture plc Class X ordinary shares		Percentage of the total number of Class A and Class X ordinary
Name(1)	shares beneficially owned	% shares beneficially owned	shares beneficially owned	% shares beneficially owned	shares beneficially owned	% shares beneficially owned	shares beneficially owned
Johan Deblaere (6)	—	—	129,609	**	—	—	****
Karl-Heinz Flöther(7)(14)	—	—	223,047	**	—	—	****
Mark Foster(8)(14)	—	—	281,640	**	—	—	****
Julie Spellman Sweet	—	—	—	—	—	—	—
Stephen J. Rohleder(2)(14)	81,383	*	103,445	**	81,383	***	****
Douglas G. Scrivner(2)(15)	158,094	*	30,649	**	158,094	***	****
Robert N. Frerichs(16)	—	—	165,909	**	—	—	****
Pamela Craig(2)(9)(14)	376,532	*	119,090	**	348,407	***	****
Kevin Campbell(14)	—	—	48,144	**	—	—	****
Gianfranco Casati(2)(10)(17)	160,857	*	64,939	**	—	—	****
Martin Cole(2)(16)	131,417	*	147,080	**	131,417	***	****
Anthony Coughlan(2)(11)	104,628	*	38,988	**	40,299	***	****
Pierre Nanterme (2)(12)(17)	91,597	*	43,855	**	91,597	***	****
Alexander van ’t Noordende(13)(17)	—	—	241,312	**	—	—	****
Michael Salvino	—	—	18,468	**	—	—	****
Jeffrey Osborne	—	—	23,326	**	—	—	****
All current directors and executive officers as a group (27 persons) (18)	1,282,054	1.6	2,644,643	**	1,028,743	1.6	****

*	Less than 1% of Accenture SCA’s Class I common shares outstanding.

**	Less than 1% of Accenture plc’s Class A ordinary shares outstanding.

***	Less than 1% of Accenture plc’s Class X ordinary shares outstanding.

****	Less than 1% of the total number of Accenture plc’s Class A ordinary shares and Class X ordinary shares outstanding.

(1)	Address for all persons listed is c/o Accenture, 161 N. Clark Street, Chicago, IL 60601, USA.

(2)	Subject to the provisions of its articles of association, Accenture SCA is obligated, at the option of the holder of such shares and at any time, to redeem any outstanding Accenture SCA Class I common shares. The redemption price per share generally is equal to the market price of an Accenture plc Class A ordinary share at the time of the redemption. Accenture SCA has the option to pay this redemption price with cash or by delivering Accenture plc Class A ordinary shares generally on a one-for-one basis as provided for in the articles of association of Accenture SCA. Each time an Accenture SCA Class I common share is redeemed, Accenture plc has the option to, and intends to, redeem an Accenture plc Class X ordinary share from that holder, for a redemption price equal to the par value of the Accenture plc Class X ordinary share, or $.0000225. All Accenture SCA Class I common shares owned by the officer have been pledged to secure non-compete obligations owing to Accenture SCA.

(3)	Includes 30,720 Accenture plc Class A ordinary shares that could be acquired through the exercise of stock options within 60 days from October 1, 2010. Includes 160,086 Accenture plc Class A ordinary shares expected to be distributed within 60 days from October 1, 2010 upon the vesting of performance-based restricted share units previously awarded to the officer. The vesting of the restricted share units is subject to written certification by the Compensation Committee of Accenture plc of the achievement of specified performance objectives, which is expected to occur on or about October 19, 2010.

(4)	Includes 55,000 Accenture plc Class A ordinary shares that could be acquired through the exercise of stock options within 60 days from October 1, 2010.

(5)	Includes 20,000 Accenture plc Class A ordinary shares that could be acquired through the exercise of stock options within 60 days from October 1, 2010.

(6)	Includes 16,237 Accenture plc Class A ordinary shares that could be acquired through the exercise of stock options within 60 days from October 1, 2010. Includes 102,273 Accenture plc Class A ordinary shares owned by the officer that have been pledged to secure non-compete obligations owing to Accenture plc.

(7)	Includes 28,975 Accenture plc Class A ordinary shares that could be acquired through the exercise of stock options within 60 days from October 1, 2010.

(8)	Includes 32,529 Accenture plc Class A ordinary shares that could be acquired through the exercise of stock options within 60 days from October 1, 2010. Includes 196,040 Accenture plc Class A ordinary shares owned by the officer that have been pledged to secure non-compete obligations owing to Accenture plc.

(9)	Includes 27,335 Accenture plc Class A ordinary shares that could be acquired through the exercise of stock options within 60 days from October 1, 2010.

(10)	Includes 25,968 Accenture plc Class A ordinary shares that could be acquired through the exercise of stock options within 60 days from October 1, 2010.

(11)	Includes 16,401 Accenture plc Class A ordinary shares that could be acquired through the exercise of stock options within 60 days from October 1, 2010.

(12)	Includes 16,237 Accenture plc Class A ordinary shares that could be acquired through the exercise of stock options within 60 days from October 1, 2010.

(13)	Includes 10,715 Accenture plc Class A ordinary shares that could be acquired through the exercise of stock options within 60 days from October 1, 2010. Includes 194,406 Accenture plc Class A ordinary shares owned by the officer that have been pledged to secure non-compete obligations owing to Accenture plc.

(14)	Includes 46,692 Accenture plc Class A ordinary shares expected to be distributed within 60 days from October 1, 2010 upon the vesting of performance-based restricted share units previously awarded to the officer. The vesting of the restricted share units is subject to written certification by the Compensation Committee of Accenture plc of the achievement of specified performance objectives, which is expected to occur on or about October 19, 2010.

(15)	Includes 6,670 Accenture plc Class A ordinary shares expected to be distributed within 60 days from October 1, 2010 upon the vesting of performance-based restricted share units previously awarded to the officer. The vesting of the restricted share units is subject to written certification by the Compensation Committee of Accenture plc of the achievement of specified performance objectives, which is expected to occur on or about October 19, 2010.

(16)	Includes 33,351 Accenture plc Class A ordinary shares expected to be distributed within 60 days from October 1, 2010 upon the vesting of performance-based restricted share units previously awarded to the officer. The vesting of the restricted share units is subject to written certification by the Compensation Committee of Accenture plc of the achievement of specified performance objectives, which is expected to occur on or about October 19, 2010.

(17)	Includes 20,011 Accenture plc Class A ordinary shares expected to be distributed within 60 days from October 1, 2010 upon the vesting of performance-based restricted share units previously awarded to the officer. The vesting of the restricted share units is subject to written certification by the Compensation Committee of Accenture plc of the achievement of specified performance objectives, which is expected to occur on or about October 19, 2010.

(18)	The share amounts referenced in footnotes (3) through (13), include 335,117 Accenture plc Class A ordinary shares that could be acquired through the exercise of stock options within 60 days from October 1, 2010 and 492,719 Accenture plc Class A ordinary shares owned by officers that have been pledged to secure non-compete obligations owing to Accenture plc.

INDEPENDENT AUDITORS’ FEES

Independent Auditors’ Fees

The following table describes fees for professional audit services rendered by KPMG LLP and its affiliates (“KPMG”), Accenture’s principal accountant, for the audit of Accenture’s annual financial statements for the years ended August 31, 2010 and August 31, 2009 and internal control over financial reporting, and fees billed for other services rendered by KPMG during these periods.

Type of Fee	2010	2009
	(in thousands)
Audit Fees(1)	$13,005	$13,210

Audit-Related Fees(2)	1,127	1,024

Tax Fees(3)	308	0

All Other Fees(4)	56	3

Total	$14,497	$14,237

(1)	Audit Fees, including those for statutory audits, include the aggregate fees recorded for the fiscal year indicated for professional services rendered by KPMG for the audit of Accenture plc’s (or Accenture Ltd’s prior to September 1, 2009) and Accenture SCA’s annual financial statements and review of financial statements included in Accenture’s Forms 10-Q and Form 10-K. Audit Fees include fees for the audit of Accenture’s internal control over financial reporting.

(2)	Audit-Related Fees include the aggregate fees recorded during the fiscal year indicated for assurance and related services by KPMG that are reasonably related to the performance of the audit or review of Accenture plc’s (or Accenture Ltd’s prior to September 1, 2009) and Accenture SCA’s financial statements and not included in Audit Fees. Audit-Related Fees also include fees for accounting advice and opinions related to various employee benefit plans, fees for services to issue Statement on Auditing Standards No. 70 reports and fees for due diligence-related services.

(3)	Tax Fees include the aggregate fees recorded during the fiscal year indicated for professional services rendered by KPMG for tax compliance, tax advice and tax planning.

(4)	All Other Fees include the aggregate fees recorded during the fiscal year indicated for products and services provided by KPMG, other than the services reported above.

Procedures For Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Pursuant to its charter, the Audit Committee of the Board of Directors of Accenture plc (or Accenture Ltd prior to September 1, 2009) is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement or relationship between Accenture and its independent auditors. KPMG S.à r.l.’s engagement to conduct the audit of Accenture SCA for fiscal year 2010 was approved by the Audit Committee on October 21, 2009. Additionally, each permissible audit and non-audit engagement or relationship between Accenture and KPMG entered into since September 1, 2008 has been reviewed and approved by the Audit Committee, as provided in its charter.

OTHER MATTERS

The general partner of Accenture SCA is not aware of any matters not set forth herein that may come before the Annual General Meeting.

Dated: October     , 2010

Annex A

PROPOSED AMENDMENTS TO

ARTICLES OF ASSOCIATION OF ACCENTURE SCA

Text that is ~~struck out~~ will be deleted.

Article 1 - Form

There exists a partnership limited by shares (société en commandite par actions) under the name of Accenture SCA (hereinafter referred to as the “Company” or “Accenture SCA”) among Accenture plc, a public limited company organised under the laws of Ireland, being the general partner (associé - gérant commandité) (the “General Partner” or “Accenture plc”) of Accenture SCA, and the current limited shareholders (associés commanditaires) (the “Limited Shareholders”) of the Company and all those persons who shall become Limited Shareholders of the Company.

Hereinafter the Limited Shareholders and the General Partner will be referred to individually as a “Shareholder” and collectively as the “Shareholders”.

Article 2 - Term

The Company is incorporated for an unlimited period of time. However, the Company shall come to an end in the event of a resolution to dissolve the Company adopted at a general meeting of Shareholders deciding in compliance with the conditions of quorum and majority required for amendments to the articles of association of the Company (the “Articles of Association”). The Company shall not end in the event of the resignation, dissolution, bankruptcy or insolvency of the General Partner.

Article 3 - Purposes

The Company shall have as its business purpose the holding of participations, in any form whatsoever, in Luxembourg and foreign companies, the acquisition by purchase, subscription, or in any other manner as well as the transfer by sale, exchange or otherwise of stock, bonds, debentures, notes and other securities of any kind, and the ownership, administration, development and management of its participations and of its asset portfolio.

The Company may carry on any commercial, industrial and/or financial activity or maintain a commercial establishment open to the public. The Company may participate directly on indirectly in the establishment and development of any financial, industrial or commercial enterprises in Luxembourg and abroad and it may render them every assistance, whether of a financial nature or not, such as, without limitation, the granting of loans or advances, guarantees for their benefit or other forms of assistance. The Company may borrow in any form and proceed to the issuance of bonds and notes whether or not convertible or exchangeable in shares of the Company or into shares of other companies.

The Company may enter into and perform under global alliances and marketing arrangements and any other contracts aimed at promoting and furthering the development and the operation of the Accenture group, including but not limited to actions involving or relating to staff of any and all affiliated group companies.

In general, it may take any controlling and supervisory measures and carry out any operation which it may deem useful for the accomplishment and development of its purposes.

Article 4 - Registered office

The registered office of the Company is established in Luxembourg City, Grand Duchy of Luxembourg. The General Partner may establish branches or other offices either in Luxembourg or abroad.

In the event that the General Partner determines that extraordinary political, economic or social developments have occurred or are imminent that interfere or are likely to interfere with the normal activities of the Company at its registered office, or with the ease of communication between such office and persons abroad, the registered office may be temporarily transferred abroad until the complete cessation of these extraordinary circumstances; such temporary measures shall have no effect on the nationality of the Company which, notwithstanding the temporary transfer of its registered office, will remain a Luxembourg partnership limited by shares.

Article 5 - Capital

The Company has a subscribed, issued and fully paid nominal share capital of EUR 1,311,290,080 (one billion three hundred and eleven million two hundred and ninety thousand eighty Euro) divided into 1 (one) unlimited share (action de commandité) held by the General Partner and having a par value of one Euro and twenty-five cents (EUR 1.25) and 1,049,032,063 (one billion forty-nine million thirty-two thousand sixty-three) limited shares (actions de commanditaires) held by the Limited Shareholders having a par value of one Euro and twenty-five cents (EUR 1.25) each representing an aggregate number of 1,049,032,064 (one billion forty-nine million thirty-two thousand sixty-four) Class I Common Shares (the “Shares”).

The Class I Common Shares are redeemable shares in accordance with the terms of article 49-8 of the law of August 10, 1915, on commercial companies, as amended (the “Law”), and the redemption features laid down in Articles 7 and 8 hereof and the disposal features laid down in Articles 6 and 8 hereof shall apply thereto.

An extraordinary meeting of Shareholders, resolving in the manner required for the amendment of these Articles of Association, and with the consent of the General Partner, may increase or reduce the subscribed and issued capital.

Notwithstanding the preceding paragraph, the General Partner of the Company is authorised and empowered to render effective an increase of the subscribed and issued capital, in whole or in part, from time to time, within a period starting as of 16 November 2009, and expiring on the fifth anniversary of such date, by issuing Shares representing such whole or partial increase of the capital up to the total amount of the Authorised Share Capital (as defined hereafter) and for the number of Shares being the object of the authorisation. The General Partner shall accept, to the extent required, subscriptions for such Shares.

The authorised capital of the Company is set at EUR 50,000,000,000 (fifty billion Euro) (the “Authorised Share Capital”) consisting of 40,000,000,000 (forty billion) Class I Common Shares of a par value of one euro and twenty-five cents (EUR 1.25) each.

The General Partner is authorised and empowered for a period of five (5) years starting on 16 November 2009 to issue Class I Common Shares from time to time in one or several series bearing different numbers or letters in order to identify them.

The authorisation granted to the General Partner includes the authorisation to issue Shares to itself.

The General Partner is authorised and empowered for the same period of five (5) years starting on 16 November 2009 to determine the conditions attaching to any subscription of Shares and to determine the amount of issue premium (if any) which will have to be paid, and it may, from time to time, effect such whole or partial increase upon the conversion of any net profit of the Company into capital and the attribution of fully-paid Shares to Shareholders.

In connection with the authorisation to increase the capital of the Company given to the General Partner up to the amount of the Authorised Share Capital and in compliance with the terms of article 32-3(5) of the Law, the General Partner is authorised, at its discretion, to waive entirely or partially or to limit, or to set the conditions in respect of any preferential subscription rights of the then existing Shareholders of the Company.

The General Partner is further authorised to cause the Company to issue warrants, convertible bonds or assimilated instruments or bonds with warrants or subscription rights or to issue any financial instruments convertible into Shares under the terms and conditions to be set by the General Partner.

Each time the General Partner shall act to render effective the increase of capital, as authorised, Article 5 of the Articles of Association of the Company shall be amended so as to reflect the result of such action and the General Partner shall take or authorise any person to take any necessary steps for the purpose of the recording and publication of such increase and such amendment.

The Company recognises only one holder per Share; in case a Share is held by more than one person, the Company has the right to suspend the exercise of all rights attached to that Share until one person is appointed or designated by the joint holders as the sole owner in relation to the Company.

The Shares of the Company are and they continue to stay in registered form. The Shares are not certificated, but a certificate (certificat d’inscription nominative) witnessing the registration of the relevant Shareholder in the share register of the Company and the number of Shares held by it shall be issued by the Company on request of the Shareholder.

A share register shall be kept at the registered office of the Company and, to the extent the General Partner shall so decide, with a transfer agent and registrar. Such register shall set forth the name of each Shareholder, its residence or elected notice address, the number of Shares held by it, the amounts paid in on each such Share, the transfers of Shares and the dates of such transfers.

Unpaid amounts, if any, on issued and outstanding Shares may be called at any time at the discretion of the General Partner, provided however that calls shall be made on all the Shares in the same proportion and at the same time. Any sum, the payment of which is in arrear, automatically attracts interest in favour of the Company at the rate of ten per cent (10%) per year or such other rate as may be determined by the General Partner from time to time calculated from the date when the payment was due until the date of the actual payment.

Article 6 - Transfer of Shares

Except for a Transfer taking the form of a redemption made pursuant to Article 7 or a Transfer to Accenture plc or a subsidiary thereof, no Transfer of Class I Common Shares of the Company by a Limited Shareholder shall be made unless the General Partner shall have given its prior approval to a contemplated Transfer. As used in this Article 6, the term “Transfer” shall have the same meaning as set forth below.

Except for a Transfer taking the form of a redemption made pursuant to Article 7 or a Transfer to Accenture plc or a subsidiary of Accenture plc, if a Limited Shareholder wants to Transfer all or part of its Class I Common Shares or of all or part of the rights attached thereto, in any form whatsoever, it must submit an application beforehand to the Company by any means approved by the General Partner. A Transfer application shall contain the name of the contemplated transferee, the contemplated sale price or consideration as well as any other relevant information. The decision of the Company will be made known to the applicant as soon as reasonably practicable after it shall have been taken. The Company’s decision in respect of the application must be made known to the Limited Shareholder by any means approved by the General Partner.

Any Transfer not made in compliance with the terms of these Articles of Association shall, with respect to the Company, be deemed to be null and void.

Requests for Transfers to the Company’s subsidiaries may be made in accordance with procedures to be approved by the General Partner, provided that any transferee, which is a subsidiary of the Company, shall retain the right, in its sole discretion, to separately refuse such request for Transfer.

“Transfer” shall mean (i) any sale, transfer, pledge, hypothecation, redemption or other disposition, whether direct or indirect, whether or not for value, including short sales of securities of the Company, option transactions (whether physical or cash settled) with respect to securities of the Company, use of equity or other derivative financial instruments relating to securities of the Company and other hedging arrangements with respect to securities of the Company or, as the case may be, (ii) any act of selling, transferring, pledging, hypothecating, redeeming, disposing in any of the circumstances set out under item (i).

Article 7 - Redemption of Shares

Subject to any contractual restrictions on Transfer by a holder set forth in any contract or agreement to which the Company or any of its affiliates is a party, Class I Common Shares shall be redeemable for cash at the option of the holder by giving irrevocable notice of an election for redemption to the Company.

At the initiative of the General Partner, the Company is authorised to redeem any Class I Common Share or any series held by any Limited Shareholder that becomes a Limited Shareholder after May 31, 2001 (or such other date that the Supervisory Board shall declare to be the date of the consummation of the Accenture group of companies’ transition to a corporate structure) (a “Subsequent Limited Shareholder”) for Accenture plc Class A Ordinary Shares if the Company receives a satisfactory opinion from an internationally recognized counsel or professional tax advisor that such redemption should be tax-free with respect to such Subsequent Limited Shareholder. If the redemption of the Class I Common Share will be done in the context of or accompanied by a share capital reduction of the Company or a cancellation of Shares, the redemption must in addition be approved by a resolution at a meeting of Shareholders passed by a two-thirds majority of those present and voting, including the consent of the General Partner.

The redemption price for a Class I Common Share to be paid in Accenture plc Class A Ordinary Shares shall equal a number of Accenture plc Class A Ordinary Shares equal to the Valuation Ratio (as defined in Article 24). The redemption price for a Class I Common Share to be paid in cash shall equal the Valuation Ratio multiplied by the Market Price of an Accenture plc Class A Ordinary Share (as defined in Article 24) as of either (i) the United States trading day (as defined in Article 24) on which the Company receives a notice of an election for redemption with respect to such Class I Common Share if such notice is received prior to the close of trading of Accenture plc Class A Ordinary Shares on the New York Stock Exchange or any other exchange on which they may be listed from time to time or (ii) the United States trading day immediately following the United States trading day on which the Company receives a notice of an election for redemption with respect to such Class I Common Share (if such notice is received after the close of trading of Accenture plc Class A Ordinary Shares on the New York Stock Exchange or any other exchange on which they may be listed from time to time).

Notwithstanding the foregoing, at the option of the Company represented by the General Partner, the redemption price payable to any Subsequent Limited Shareholder in connection with any redemption under this Article 7 may be paid in cash or in kind and notably, without limitation, in Accenture plc Class A Ordinary Shares and any holder, including, for the avoidance of doubt, the General Partner, and the Company may agree that the Company may redeem such holder’s or part of such holder’s Class I Common Shares for different consideration or for consideration determined differently.

Notwithstanding anything to the contrary, a holder of Class I Common Shares shall not be entitled to have Class I Common Shares redeemed or Transferred to the Company or to Accenture plc or any subsidiary thereof, and the Company shall have the right to refuse to honor any request for redemption of Class I Common Shares, (i) at any time or during any period, including, without limitation, a “blackout period”, if the Company determines, based on the advice of counsel (which may be inside counsel), that there is material non-public information that may affect the Average Price Per Share (as defined below) at such time or during such period, (ii) if such redemption would be prohibited under applicable law or regulation (in each case regardless of whether the redemption price is payable in Accenture plc Class A Ordinary Shares, cash or other consideration) or (iii) from the date of the announcement of a tender offer by the Company or any of its affiliates for Class I Common Shares, or any securities convertible into, or exchangeable or exercisable for, Class I Common Shares, until the expiration of ten United States business days after the termination of such tender offer, provided that nothing in this clause (iii) shall preclude any holder of Class I Common Shares from tendering Class I Common Shares in any such tender offer.

The Company may adopt reasonable procedures for the implementation of the redemption provisions set forth in this Article 7, including, without limitation, procedures for the giving of notice of an election for redemption.

Article 8 - Transfer Restrictions Applicable to Shares

Each Shareholder who is an employee of the Company or any of its subsidiary or associated companies will comply with any restrictions on Transfer relating to Class I Common Shares imposed by the Company pursuant to the Company’s insider trading policies from time to time and notified to such Shareholder from time to time.

Article 9 - Liability of Shareholders

The Limited Shareholders are only liable up to the amount of their capital contribution made to the Company.

The General Partner’s liability is and shall be unlimited.

Article 10 - Meetings of Shareholders

The annual general meeting of Shareholders shall be held, in accordance with Luxembourg law, in Luxembourg at the registered office of the Company, or at such other place in Luxembourg as may be specified in the notice of meeting, on November 15 at 12:00 noon. If such day is not a Luxembourg business day, the annual general meeting shall be held on the next following Luxembourg business day.

Other meetings of Shareholders may, subject to applicable law, be held at such place and at such time as may be specified by the General Partner in the respective notices of meeting.

For the purposes of the Articles of Association, a “Luxembourg business day” shall mean a day on which banks are ordinarily open for business in the City of Luxembourg, Luxembourg.

Article 11 - Notice, quorum, proxies, majority

The notice periods and quorum rules required by the Law shall apply with respect to the meetings of Shareholders of the Company, as well as with respect to the conduct of such meetings, unless otherwise provided herein.

Each Share is entitled to one vote. A Shareholder may act at any meeting of Shareholders by appointing another person in writing (whether in original or by telefax, cable, telegram or telex), whether a Shareholder or not, as its proxy.

Except as otherwise required by law or by these Articles of Association, resolutions at a meeting of Shareholders will be passed by a simple majority of those Shares represented and voting at the meeting and with the consent of the General Partner.

The following matters shall require a quorum (if and when required as a matter of the Law) of half of the Company’s issued and outstanding Shares and a two-thirds majority vote of those Shares represented and voting at the meeting:

(i)	amendment of these Articles of Association;

(ii)	dissolution and the liquidation of the Company;

(iii)	setting of the authorised share capital and the authorisation given to the General Partner to increase the Company’s share capital within the limits of the authorisation;

(iv)	decrease of the Company’s share capital; and

(v)	sale of all or substantially all of the Company’s assets.

The following matters shall require a unanimous resolution of all the Shareholders of the Company:

(i)	the redomestication of the Company (i.e. its migration) by the change of the nationality of the Company; and

(ii)	the assessment of the Shareholders.

Article 12 - Convening notice

Shareholders’ meetings shall be convened by the General Partner or by the Supervisory Board, if any, pursuant to a notice setting forth the agenda and sent by registered mail at least eight days prior to the meeting to each Shareholder at the Shareholder’s notice address on record or, failing which, its residence address on record in the share register of the Company or by two publications in each of the Luxembourg press and in the Luxembourg Official Gazette (Mémorial), whereby the first publication shall be made so that the second publication shall be made at least eight days prior to the meeting and with there being at least an eight-day interval between the first and the second publications for the meeting.

If all the Shareholders are present or represented at a meeting of Shareholders, and if they state that they have been informed of the agenda of the meeting, the meeting may be held without prior notice.

The General Partner may determine all reasonable conditions that must be fulfilled by Shareholders for them to participate in any meeting of Shareholders.

Article 13 - Powers of the meeting of Shareholders

Any regularly constituted meeting of Shareholders of the Company shall represent the entire body of Shareholders of the Company. The meeting of Shareholders may resolve on any item only with the consent of the General Partner.

Article 14 - Management

The Company shall be managed by the General Partner who shall be the liable partner (associé - gérant commandité) and who shall be personally, jointly and severally liable with the Company for all liabilities which cannot be met out of the assets of the Company.

The General Partner is vested with the broadest powers to perform all acts of administration and disposition in the Company’s interest which are not expressly reserved by the Law or by these Articles of Association to the meeting of Shareholders or to the Supervisory Board, if any.

The General Partner shall have the sole authority to institute and direct court proceedings and to negotiate, settle and compromise disputes on behalf of the Company and may delegate this authority to such persons or committees as it may designate.

The General Partner shall have the power on behalf and in the name of the Company to carry out any and all of the purposes of the Company and to perform all acts and enter into and perform all contracts and other undertakings that it may deem necessary, advisable or useful or incidental thereto. Except as otherwise expressly provided, the General Partner has, and shall have full authority in its discretion to exercise, on behalf of and in the name of the Company, all rights and powers necessary or convenient to carry out the purposes of the Company.

Article 15 - Authorised signature

The Company shall be bound by the corporate signature of the General Partner as made by the individual or joint signatures of any other persons to whom authority shall have been delegated by the General Partner as the General Partner shall determine in its discretion.

Article 16 - Remuneration of General Partner; Expenses

The General Partner shall receive no remuneration from the Company for its duties. To the largest extent permitted by applicable law, the Company shall bear, and reimburse for, the costs and expenses incurred by the General Partner resulting from the performance of its duties and/or actions taken on behalf of and/or for the benefit of the Company and may make advances to the General Partner in connection therewith (including, without limitation, losses, damages and defense costs resulting from actual or threatened third party claims).

Article 17 - Supervisory Board/External Auditor

The affairs of the Company and its financial situation including particularly its books and accounts shall be supervised by a supervisory board composed of at least three board members (herein referred to as the “Supervisory Board”). However, if instead of a Supervisory Board an external auditor (réviseur d’entreprises) shall be proposed by the General Partner and appointed by a simple majority vote of the general meeting of Shareholders amongst the members of the Institut des réviseurs d’entreprises for the duration of and in accordance with the terms of a service agreement to be entered from time to time in order to audit the Company’s annual accounts in accordance with applicable Luxembourg law, no Supervisory Board shall be elected by the general meeting of the Shareholders.

The Supervisory Board, if any, shall be elected by a simple majority vote of the general meeting of Shareholders for a maximum term of six years, which shall be renewable.

The general meeting of Shareholders shall determine the remuneration, if any, of the Supervisory Board, if a Supervisory Board is elected.

The Supervisory Board, if any, shall be convened by its chairman (as appointed by the Supervisory Board, if any, from the Board members) or by the General Partner.

Written notice of any meeting of the Supervisory Board, if any, shall be given to all members of the Supervisory Board, if any, with at least eight days prior notice, except in circumstances of emergency, in which case the nature of such circumstances shall be set forth in the notice of the meeting. This notice may be waived by the consent in writing, whether in original or by cable, telegram, telefax or telex of each member. Separate notice shall not be required for individual meetings held at times and places prescribed in a schedule previously adopted by resolution of the Supervisory Board, if any. If all the members of the Supervisory Board, if any, are present or represented at a meeting of Supervisory Board, if any, and if they state that they have been informed of the agenda of the meeting, the meeting may be held without prior notice.

Any member may act at any meeting of the Supervisory Board, if any, by appointing in writing, whether in original or by cable, telegram, telex, telefax or other electronic transmission another member as his proxy.

The Supervisory Board, if any, can deliberate or act validly only if at least the majority of its members are present or represented. Resolutions shall be approved if taken by a majority of the votes of the members present or represented at such meeting. Resolutions may also be taken in one or several written instruments signed by all the members.

No member of the Supervisory Board, if any, shall be liable in respect of any negligence, default or breach of duty on his own part in relation to the Company and each member of the Supervisory Board, if any, shall be indemnified out of the funds of the Company against all liabilities, losses, damages or expenses arising out of the actual or purported execution or discharge of his duties or the exercise of his powers or otherwise in relation to or in connection with his duties, powers or office; provided that this exemption from liability and indemnity shall not extend to any matter which would render them void pursuant to Luxembourg law.

Article 18 - Accounting year; Accounts

The accounting year of the Company shall begin on 1st September and it shall terminate on 31st August of each year.

The accounts of the Company shall be stated in Euro and/or United States Dollars or in any other functional currency as decided by the General Partner.

Article 19 - Allocation of profits

From the annual net profits of the Company, five per cent (5%) shall be allocated to the legal reserve as required by the Law. This allocation shall cease to be required as soon as such legal reserve amounts to ten per cent (10%) of the nominal issued share capital of the Company as stated in Article 5 hereof as increased or reduced from time to time.

The General Partner shall determine how the annual net profits shall be disposed of, and it shall decide to pay dividends from time to time, as it, in its discretion, believes to suit best the corporate purpose and policy of the Company. A general meeting of Shareholders shall have to approve the General Partner’s decision to pay dividends as well as the profit allocation proposed by the General Partner.

Dividends may be paid in Euro or in United States Dollars or in any other currency determined by the General Partner and they may be paid at such places and times as shall be determined by the General Partner.

The General Partner may decide to pay interim dividends under the conditions and within the limits laid down in the Law. According to the provisions of the Law, the General Partner may proceed to the payment of interim dividends not more than two months after the date at which interim accounts have been made up in that respect. The payment of dividends, if fully or partially drawn from distributable reserves, whether or not the premium reserve, requires the prior authorisation of a general meeting of Shareholders. Such authorisation can be given for a specific event and a specific transaction or be a general authorisation and cover a number of transactions or cover a certain period of time.

Article 20 - Dissolution and liquidation

The Company may be voluntarily dissolved by a resolution passed at a general meeting of Shareholders with the consent of the General Partner.

The liquidation shall be carried out by one or several liquidators (who may be physical persons or legal entities) named by a general meeting of Shareholders which shall also determine their powers and their remuneration.

Each holder of Shares of the Company shall be entitled (to the extent of the availability of funds or assets in sufficient amount), to the repayment of the nominal share capital amount corresponding to its Share holdings.

Article 21 - Amendments

These Articles of Association may be amended from time to time by a general meeting of Shareholders, subject to the quorum and majority requirements provided by the laws of Luxembourg, and subject to the consent of the General Partner.

Article 22 - Tax Matters

The General Partner may, in its sole discretion, make any tax elections with respect to the Company, provided that the General Partner reasonably determines that any such election would not have an adverse tax impact on any Shareholder.

Article 23 - Applicable law

All matters not governed by these Articles of Association shall be determined by application of the provisions of Luxembourg law, and, in particular, of the Law.

Article 24 - Definitions

The “Average Price Per Share” as of any day shall equal the average of the high and low sales prices of Accenture plc Class A Ordinary Shares as reported on the New York Stock Exchange (or if the Accenture plc Class A Ordinary Shares are not listed or admitted to trading on the New York Stock Exchange, on the American Stock Exchange, or if the Accenture plc Class A Ordinary Shares are not listed or admitted to trading on the American Stock Exchange, on the Nasdaq National Market, or if the Accenture plc Class A Ordinary Shares are quoted on the Nasdaq National Market, on the over-the-counter market as furnished by any nationally recognized New York Stock Exchange member firm selected by Accenture plc for such purpose), net of customary brokerage and similar transaction costs as determined with respect to the Company and by the Company.

The “Market Price of an Accenture plc Class A Ordinary Share” as of any day shall equal the Average Price Per Share as of such day, unless Accenture plc sells (i.e. trade date) shares of its Class A Ordinary Shares on such day for cash other than in a transaction with any employee or an affiliate and other than pursuant to a preexisting obligation; in which case the “Market Price of an Accenture plc Class A Ordinary Share” as of such day shall be the weighted average sale price per share, net of brokerage and similar costs.

A “United States business day” shall mean a day other than a Saturday, Sunday or United States federal holiday and shall consist of the time period from 12:01 am through 12:00 midnight (Eastern time).

A “United States trading day” shall mean a day on which Accenture plc Class A Ordinary Shares are traded on the New York Stock Exchange or any other exchange on which they may be listed from time to time.

The “Valuation Ratio” at any time shall equal 1.00, provided that the Valuation Ratio shall be subject to adjustment from time to time pursuant to the following provisions of this Article 24. ~~If at any time:~~

~~(i) Accenture plc acquires or otherwise holds more than a de miminis amount of assets other than:~~

~~(a) its shareholding in the Company,~~

~~(b) any direct or indirect interest in its own shares (provided that such shares would not be treated as an asset of Accenture plc on a consolidated balance sheet of Accenture plc prepared in accordance with generally accepted accounting principles in the United States of America) or~~

~~(c) any assets that it holds only transiently prior to contributing or loaning such assets to the Company (provided that any such transiently held assets are so contributed or loaned prior to the end of the then current fiscal quarter of Accenture plc),~~

~~(ii) Accenture plc incurs or otherwise is liable for more than a de miminis amount of liabilities other than any liability for which it is the obligee under a corresponding liability of the Company or~~

~~(iii) circumstances otherwise require,~~

~~then~~

~~(1) the General Partner shall promptly inform the Supervisory Board, if any, and those members of the Supervisory Board, if any, that are also Limited Shareholders (in such capacity, the “Limited Shareholders Committee”) of such fact,~~

~~(2) the General Partner shall provide the Limited Shareholders Committee with such other information, including financial information or statements, as the Limited Shareholders Committee may reasonably require in connection with the determinations contemplated by the following clause (3) of this sentence and~~

~~(3) each of the General Partner and the Limited Shareholders Committee shall use their best efforts to promptly:~~

~~(x) determine whether an adjustment to the Valuation Ratio is required in order to reflect the relative fair market values of an Accenture plc Class A Ordinary Share and a Class I Common Share and~~

~~(y) if such an adjustment is so required, determine a process for equitable adjustment of the Valuation Ratio (whether based on the financial statements of Accenture plc or otherwise and whether a process for a one-time adjustment or recurring adjustments).~~

~~If the General Partner and the Limited Shareholders Committee determine that an adjustment in the Valuation Ratio is so required and determine a process for equitable adjustment of the Valuation Ratio, then the Valuation Ratio shall be adjusted by such process. If no agreement can be reached promptly (but in any event within 45 days) between the General Partner and the Limited Shareholders Committee as to whether any such adjustment is so required or as to a process for equitable adjustment, then the General Partner and the Limited Shareholders Committee shall choose an independent arbitrator (which may be a leading international investment bank) who is a recognized expert in the field of company valuation to (x) determine whether an adjustment to the Valuation Ratio is required in order to reflect the relative fair market values of an Accenture plc Class A Ordinary Share and a Class I Common Share and (y) if such an adjustment is so required, determine a process for equitable adjustment of the Valuation Ratio (whether based on the financial statements of Accenture plc or otherwise and whether a process for a one-time adjustment or recurring adjustments). If the arbitrator determines that an adjustment in the Valuation Ratio is so required and determines a process for equitable adjustment of the Valuation Ratio, then the Valuation Ratio shall be adjusted by such process. Notwithstanding the foregoing, in the event an external auditor has been appointed instead of a Supervisory Board under Article 17 of these Articles of Association, then the Limited Shareholders Committee referred to herein shall refer to a committee of at least three Limited Shareholders appointed by the General Partner.~~

If Accenture plc:

(i) pays a dividend or makes a distribution on its Accenture plc Class A Ordinary Shares in Accenture plc Class A Ordinary Shares,

(ii) subdivides its outstanding Accenture plc Class A Ordinary Shares into a greater number of shares,

(iii) combines its outstanding Accenture plc Class A Ordinary Shares into a smaller number of shares,

(iv) makes a distribution on its Accenture plc Class A Ordinary Shares in shares of its share capital other than Accenture plc Class A Ordinary Shares or

(v) issues by reclassification of its Accenture plc Class A Ordinary Shares any shares of its share capital,

then the Valuation Ratio in effect immediately prior to such action shall be adjusted so that the holder of Class I Common Shares thereafter redeemed may receive the redemption price or number of shares of share capital of Accenture plc, as the case may be, which it would have owned immediately following such action if it had redeemed immediately prior to such action (after taking into account any corresponding action taken by the Company).

In the event of any business combination, amalgamation, restructuring, recapitalization or other extraordinary transaction directly or indirectly involving Accenture plc or any of its securities or assets as a result of which the holders of Accenture plc Class A Ordinary Shares shall hold voting securities of an entity other than Accenture plc, the terms “Accenture plc Class A Ordinary Shares” and “Accenture plc” shall refer to such voting securities formerly representing or distributed in respect of Accenture plc Class A Ordinary Shares and such entity, respectively.